                                            Registration No. 333-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                         PHOENIX HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                  23-2596710
        (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                   Identification No.)

         4514 TRAVIS STREET, SUITE 330
                DALLAS, TEXAS                                   75205
   (Address of Principal Executive Offices)                  (Zip Code)


              PHOENIX HEALTHCARE CORPORATION 1999 STOCK OPTION PLAN
           PHOENIX HEALTHCARE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
              PHOENIX HEALTHCARE CORPORATION 1999 SHARE AWARD PLAN
              CERTAIN EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS
                            (Full title of the plans)



                                 RONALD E. LUSK
                     (Name and address of agent for service)

                                 (888) 900-1133
          (Telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                             DAVID MUSTONE, ESQUIRE
                          REED SMITH SHAW & MCCLAY LLP
                               1301 K STREET, N.W.
                              SUITE 1100-EAST TOWER
                            WASHINGTON, DC 20005-3317

                                   ----------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
     Title of                                             Proposed                    Proposed
    securities                   Amount                    maximum                     maximum                  Amount of
       to be                      to be                offering price                 aggregate               registration
    registered                registered(1)             per share(2)              offering price(2)                fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value
$.001 per
share..................        14,400,000 shs.                   $.23               $3,312,000.00                $920.74
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


(1) Plus such additional number of shares as may be required pursuant to the Phoenix Healthcare Corporation 1999 Stock Option Plan (the "Stock Option Plan"), the Phoenix Healthcare Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"), the Phoenix Healthcare Corporation 1999 Share Award Plan (the "Share Award Plan"), and the employment agreements (together, the "Plans") in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for shares which may be issued under the Plan is based on the average of the high and low sales prices of the Common Stock as reported on the OTC Bulletin Board for April 27, 1999.



EXPLANATORY NOTE

This registration statement on Form S-8 covers 3,000,000 shares of Common Stock, $.001 par value, to be issued upon exercise of options granted under the registrant's 1999 Stock Option Plan; 1,000,000 shares of Common Stock, $.001 par value, to be issued under the registrant's Stock Purchase Plan; 400,000 shares of Common Stock, $.001 par value, to be issued under the registrant's Share Award Plan; and 10,000,000 shares of Common Stock, $.001 par value, to be issued pursuant to certain employment agreements with executive officers of the registrant.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference and made a part of this Registration Statement:

                  (a) The registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                  (b) All other reports filed by the registrant pursuant to
         Section 13(a) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K referred to above; and

                  (c) Any description of the Common Stock which is contained in a registration statement filed by the registrant pursuant to the 1934 Act, including any amendment or report filed for the purpose of updating such description.


         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law gives a corporation the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by reason that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan). This indemnification may cover expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the event of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful). If the action or suit is brought by or in the right of the corporation, however, no indemnification can be made where the person is adjudged to be liable to the corporation, unless and to the extent that the Court of Chancery, or other court in which the action or suit was brought, determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification would be contingent upon a determination that indemnification is proper in the circumstances because the applicable standard of conduct has been met, which determination must be made by either (1) a majority vote of the directors who are not parties to the action, suit or proceeding; (2) if there are no such directors or the directors so direct, independent legal counsel in a written opinion; or (3) the stockholders. Expenses may be paid in advance of final disposition of an action if the indemnified person undertakes to repay the amount if ultimately determined not to be entitled to indemnification. A corporation also has the power to purchase and maintain insurance on behalf of the persons it may indemnify against any liability asserted against them in their respective capacities or arising out of their status as serving in such capacities, regardless of whether the corporation would have the power to indemnify them against such liability under
Section 145.

         Article Tenth of the registrant's Certificate of Incorporation provides that the corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise. Article VII of the By-Laws of the registrant requires the registrant to indemnify a director, officer, employee or agent, or any person serving at the request of the registrant as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, appeal or other proceeding of any nature by reason of the fact that the person is or was a serving in such capacity. Such indemnity is against any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation, attorneys' fees and disbursements), actually and reasonably incurred in connection with such a proceeding. Indemnification authorizations are to be made by a majority vote of the Board of Directors then in office, except that the reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified person under Article VII is mandatory. Indemnification may not be provided if:

                  (i) the person to be indemnified did not act in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the registrant (or, as to action with respect to an employee benefit plan, the interests of participants in and beneficiaries of the plan);

                  (ii) with respect to any criminal proceeding, the person had reasonable cause to believe that his or her conduct was unlawful;

                  (iii) with respect to any proceeding by or in the right of the registrant to procure a judgment in its favor, the person is adjudged to be liable to the registrant, except as may be otherwise ordered by the Delaware Court of Chancery or the court in which such proceeding was brought;

                  (iv) a determination is not made that such indemnification is authorized by the By-Laws by either (i) the Board of Directors by a majority vote of the directors who were not parties to the proceeding, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion, or (iii) the stockholders; or

                  (v) to the extent that indemnification has been determined by a court to be unlawful.

         Expenses may be paid in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay the amount if ultimately determined not entitled to be indemnified. The registrant may, on behalf of itself or any indemnified person, purchase and maintain insurance or a similar arrangement against any liability which might be asserted against or incurred by the registrant or any indemnified person, whether or not the registrant would have the power to indemnify the person against such liability under its By-Laws.

         The indemnification rights granted by the By-Laws are not to be deemed exclusive of any other right as to which a person seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. In addition, if the indemnification provided for in the By-Laws or otherwise is unavailable for any reason, the registrant is required to contribute to the liabilities to which the indemnified person may be subject in such proportion as is appropriate to reflect the intent of the By-Laws or otherwise.

         In addition, Article Ninth of the registrant's Certificate of Incorporation provides that the personal liability of the directors of the corporation is eliminated to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. This section eliminates a director's liability to a corporation or its stockholders for monetary damages except: (i) for breach of the director's duty of loyalty to the corporation and its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the section of Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; or (iv) for any transaction from which a director derived an improper personal benefit.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed as part of this Registration Statement or incorporated by reference herein.

         Exhibit
           No.
         -------
         4.1      Phoenix Healthcare Corporation 1999 Stock Option Plan, filed herewith.

         4.2 Phoenix Healthcare Corporation Employee Stock Purchase Plan, filed herewith.

         4.3 Phoenix Healthcare Corporation 1999 Share Award Plan, filed herewith.

         4.4 Employment Agreement and Change of Control Agreement between registrant and Ronald E. Lusk, filed herewith.

         4.5 Employment Agreement and Change of Control Agreement between registrant and Robert L. Woodson, III, filed herewith.

         4.6 Employment Agreement and Change of Control Agreement between registrant and Albert Sousa, filed herewith.


         4.7 Employment Agreement and Change of Control Agreement between registrant and Michael H. Seeliger, filed herewith.

         5.1 Opinion of Reed Smith Shaw & McClay LLP as to the legality of the Common Stock, filed herewith.

         23.1     Consent of Reed Smith Shaw & McClay LLP (included in Exhibit
                  5.1 filed herewith).

         23.2 Consent of Weaver and Tidwell L.L.P., independent auditors, filed herewith.

         23.3 Consent of Asher & Company, Ltd., independent auditors, filed herewith.

         24.1 Power of Attorney, contained on the signature page to this Registration Statement.




 ITEM 9.  UNDERTAKINGS.

         (a)      RULE 415 OFFERING.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B)      FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
                  REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of April, 1999.


                               PHOENIX HEALTHCARE CORPORATION



                               By:  /s/ Ronald E. Lusk
                                  -----------------------------------------
                                       Ronald E. Lusk
                                       Chairman and Chief Executive Officer





                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald E. Lusk his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 29TH DAY OF APRIL, 1999.


      NAME                                       TITLE



      /s/ Ronald E. Lusk                         Chairman and Chief Executive Officer
      --------------------------                         (Principal Executive Officer)
      Ronald E. Lusk



      /s/ Robert L. Woodson, III                 President, Chief Operating
      --------------------------                 Officer and Director
      Robert L. Woodson, III



      /s/ Albert Sousa                           Executive Vice President,
      --------------------------                 Secretary and Director
      Albert Sousa



      /s/ Bart A. Houston                        Director
      --------------------------
      Bart A. Houston


                         PHOENIX HEALTHCARE CORPORATION

              PHOENIX HEALTHCARE CORPORATION 1999 STOCK OPTION PLAN
           PHOENIX HEALTHCARE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
              PHOENIX HEALTHCARE CORPORATION 1999 SHARE AWARD PLAN
              CERTAIN EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

                                   ----------

                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                  EXHIBIT INDEX
                                   ----------

                Exhibit
                  No.                                Document
                -------                              --------

                  4.1      Phoenix Healthcare Corporation 1999 Stock Option
                           Plan, filed herewith.

                  4.2      Phoenix Healthcare Corporation Employee Stock
                           Purchase Plan, filed herewith.

                  4.3 Phoenix Healthcare Corporation 1999 Share Award Plan, filed herewith.

                  4.4 Employment Agreement and Change of Control Agreement between registrant and Ronald E. Lusk, filed herewith.

                  4.5 Employment Agreement and Change of Control Agreement between registrant and Robert L. Woodson, III, filed herewith.

                  4.6 Employment Agreement and Change of Control Agreement between registrant and Albert Sousa, filed herewith.

                  4.7 Employment Agreement and Change of Control Agreement between registrant and Michael H. Seeliger, filed herewith.

                  5.1 Opinion of Reed Smith Shaw & McClay LLP, as to the legality of the Common Stock, filed herewith.

                  23.1     Consent of Reed Smith Shaw & McClay LLP (included in
                           Exhibit 5.1 filed herewith).

                  23.2 Consent of Weaver and Tidwell L.L.P., independent auditors, filed herewith.

                  23.3 Consent of Asher & Company, Ltd., independent auditors, filed herewith.

                  24.1 Power of Attorney, contained on the signature page to this Registration Statement.